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                                                                       Exhibit D

                               IRREVOCABLE PROXY

   Each of the undersigned shareholders of Micrografx, Inc., a Texas corporation ("Micrografx"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Corel Corporation, a Canadian corporation ("Corel"), or any designee of Corel, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of each of the undersigned's rights with respect to the shares of capital stock of Micrografx owned beneficially or of record by the undersigned, which shares are listed in
Schedule A to the Proxy and Voting Agreement dated as of July   , 2001, among
Corel, Calgary I Acquisition Corp., Micrografx and the individual stockholders listed on Schedule A thereto, as the same may be amended from time to time (the "Proxy and Voting Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and any and all other shares or securities of Micrografx issued or issuable with respect thereof or otherwise acquired by the undersigned shareholders on or after the date hereof, until the termination date specified in the Proxy and Voting Agreement (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Proxy and Voting Agreement pursuant to Section 16 thereof (the "Termination Date") and the Closing Date of the Merger Agreement (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Proxy and Voting Agreement, and is granted in consideration of the undersigned shareholders entering into the Merger Agreement referred to therein.

   The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of shareholders of Micrografx held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) approval of the Merger Agreement, the execution and delivery by Micrografx of the Merger Agreement and the approval of the terms thereof and each of the further actions contemplated by the Merger Agreement, and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Micrografx or the undersigned under the Merger Agreement or the Proxy and Voting Agreement (before giving effect to any materiality or similar qualifications contained therein); (iii) against any Alternative Proposal and
(iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

   The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned shareholders.

   This proxy is irrevocable and coupled with an interest, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.

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   This proxy is governed by and construed in accordance with the laws of the
State of Delaware.

   Dated: July   , 2001

                                          By:
                                          Name:
                                          Title:
                                          Number of Series A Preferred Stock: _
                                          Number of Common Shares: ____________
                                          Record Holder(s): ___________________
                                          _____________________________________

                                          By:
                                          Name:
                                          Title:
                                          Number of Series A Preferred Stock: _
                                          Number of Common Shares: ____________
                                          Record Holder(s): ___________________
                                          _____________________________________

                                          By:
                                          Name:
                                          Title:
                                          Number of Series A Preferred Stock: _
                                          Number of Common Shares: ____________
                                          Record Holder(s): ___________________
                                          _____________________________________


                                      D-2